                                 LEASE AGREEMENT

                                     BETWEEN

                      GREAT AMERICAN ENTERTAINMENT COMPANY

                                       and

                            LEGENDS IN CONCERT, INC.

1.       PREMISES............................................................1

2.       SECURITY DEPOSIT....................................................2

3.       TERM................................................................2

4.       OPTION TO EXTEND TERM...............................................2

5.       RENT................................................................3

6.       TICKET SALES........................................................3

7.       TAXES...............................................................4

8.       USE.................................................................5

9.       QUIET ENJOYMENT.....................................................5

10.      REPAIR, MAINTENANCE AND ASSESSMENT..................................5

12.      ALTERATIONS AND IMPROVEMENTS........................................6

16.      CASUALTY............................................................7

17.      CONDEMNATION........................................................8

18.      ASSIGNMENT AND SUBLEASING...........................................8

19.      INDEMNIFICATION.....................................................9

20.      COMPLIANCE WITH APPLICABLE LAWS.....................................9

21.      LANDLORD'S RIGHT OF ENTRY...........................................9

22.      NOTICES.............................................................9

23.      OPTION TO PURCHASE.................................................10

24.      EXCLUSIVE LOCATION AND LANDLORD'S RIGHT OF FIRST REFUSAL...........10




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25.      GOVERNING LAW......................................................11

26.      BINDING AGREEMENT..................................................11

27.      LANDLORD'S REMEDIES................................................11

28.      ENTIRE AGREEMENT...................................................11

29.      NO JOINT VENTURE...................................................12

30.      SUBORDINATION TO MORTGAGES.........................................12

31.      JURISDICTION.......................................................12

32.      ASSIGNMENT BY LANDLORD.............................................12

STATE OF SOUTH CAROLINA                     )
                                            )                 LEASE AGREEMENT
COUNTY OF HORRY                             )


                  THIS LEASE is made and entered into by and between GREAT AMERICAN ENTERTAINMENT COMPANY, a Delaware corporation, hereinafter called the "Landlord" and LEGENDS IN CONCERT, INC., a Nevada corporation, hereinafter called the "Tenant", which terms "Landlord" and "Tenant" shall include wherever the context admits or requires the heirs, legal representatives, successors and assigns of the respective parties.

                                   WITNESSETH:

                  1. PREMISES. The Landlord, for and in consideration of the covenants of the Tenant, does hereby lease and demise unto the Tenant subject to the reservations and conditions set forth herein and the Tenant hereby agrees to take and lease from the Landlord, for the term hereinafter specified, the premises described on Exhibit "A", attached hereto and made a part hereof, said property hereinafter called the "Demised Premises".

                  Excepted from the Demised Premises and specifically reserved by Landlord from the Demises Premises are the following:

                           (1) the exclusive use by Landlord, its employees,
agents, invitees and guests of all of the upstairs offices (except for the green room, production office, men's dressing room, ladies' dressing room and landing area at top of stairs) and non-exclusive right of ingress and egress thereto for the period from the date hereof until February 10, 1995.

                           (2) A box office location and computer station
(computer provided by the Landlord) for one (1) person to operate as a ticket outlet for Calvin Gilmore Productions, and

                           (3) the non-exclusive use by Landlord, its agents and
employees of the parking lot and the non-exclusive right of ingress-egress to the box office.

                  2. SECURITY DEPOSIT. The Tenant has deposited with the Landlord the sum of Eighty-Six Thousand and No/100 ($86,000.00) Dollars as security for Tenant's full and faithful performance of all the terms of this Lease. Landlord shall return such sum when this Lease expires if Tenant has fully and faithfully carried out all of its terms. Landlord may apply any part of such deposit to cure any of Tenant's defaults. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on hand at all times during the term hereof. If there is a sale of the property, Landlord may transfer the security deposit to the Purchaser and Landlord shall be released from all liability for the return of the security deposit and Tenant shall look solely to the new Landlord for its return.

                  3. TERM. The term of this Lease shall begin on January 10, 1995, and shall end on December 31, 1995, (the "Initial Term").

                  4. OPTION TO EXTEND TERM. Provided that this Lease is then in full force and effect and Tenant has fully performed all of its terms and conditions, the Tenant may extend the term of this Lease upon the same terms and conditions (except for the rent set forth in paragraph 5) for three (3) separate and successive periods ("Extended Terms"), the first and second Extended Terms being for one (1) year each and the third Extended Term being for seven (7) years. Each option to extend shall be deemed automatically exercised unless Tenant gives to the Landlord, no less than ninety (90) days prior to the expiration of the then current term, written notice that the Lease shall not be extended.

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                  5. RENT. The Tenant shall pay to the Landlord rent as follows:

                           a. Initial Term: For the Initial Term, rent in the
amount of Two Hundred Seventy-Eight Thousand and No/100 ($278,000.00) Dollars.

                           b. Extended Terms: For the Extended Terms, the annual
rent shall be:

                              (i)   First Extended Term - $300,000

                              (ii)  Second Extended Term - $330,000

                              (iii) Third Extended Term - $350,000 per year

                           c. Rent Payment. The rent shall be due and payable to
Landlord in equal monthly installments, on the first day of each month commencing with the first month of this Lease.

                  6. TICKET SALES. Landlord and Tenant agree to reciprocally sell each other's respective tickets as follows:

                           a. Tenant hereby grants to Landlord as a condition of
this Lease the non-exclusive right to book tickets to Tenant's shows at the Demised Premises. Landlord shall receive the following fees for tickets for Tenant's shows:

                              (i) Any tickets costing $17.00 or more booked by Landlord (including taxes) $5.00 fee to Landlord.


                              (ii)  Any tickets costing $14.00 to $16.99
                                    (including taxes) $4.00 fee per ticket to Landlord.


                              (iii) Any tickets costing $11.00 to $13.99
                                    (including taxes) $3.00 fee per ticket to Landlord.

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                              (iv)  Notwithstanding the above for any tickets
                                    booked for motor coaches, Landlord shall receive a fee of no less than $3.00 per ticket.

                  These fees shall be deducted by Landlord if payment made to Landlord by the purchaser and the balance of the payment for the ticket shall be held in escrow by the Tenant until the respective performance. If payment made to Tenant by the purchaser Tenant shall put the payments for such tickets in escrow until the respective performance and pay Landlord at that time.

                  b. Landlord hereby grants the non-exclusive right to Tenant to book tickets to Landlord's shows at The Caroline Opry and/or The Dixie Jubilee. If payment for said booked tickets is made by the Purchaser to Tenant, Tenant shall forward within seven (7) days said funds to Landlord. Landlord shall pay Tenant a fee of $1.00 for each such ticket booked by Tenant which amount shall be paid upon receipt of ticket payment and occurrence of performance. Provided, however, Tenant shall not advertise the sale of tickets of The Carolina Opry or The Dixie Jubilee without the prior written consent of Landlord.

                  c. Tenant shall not, without the prior written consent of Landlord, sell tickets or advertise for any other show or performance except for shows or performances on the Demised Premises and as set forth above.

                  7. TAXES. The Tenant shall pay any and all real estate taxes, personal property, asset taxes, admission taxes, sales taxes, resale taxes and all other taxes related to the Demised Premises and the operation of Tenant's business on or before the first day of December each year and shall provide Landlord with paid receipts of same on or before December 15th of each year.

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                  8. USE. The Tenant shall use the Demised Premises solely for operating a live family-style performance theater, provided, however, Tenant shall not use the Demised Premises for any form of adult entertainment, striptease acts, night clubs, or similar types of performance nor shall there be permitted any type of alcoholic beverage sales on the Demised Premises.

                  9. QUIET ENJOYMENT. The Tenant, upon paying the rent and performing all other terms of this Lease, shall quietly have and enjoy the leased property during the term of this Lease and any extensions thereof without hindrance or interference by anyone claiming by or through the Landlord.

                  10. REPAIR, MAINTENANCE AND ASSESSMENT. During the Initial Term only, Landlord warrants that the roof is in good order and repair and shall not leak. Tenant shall pay for and make all other repairs and replacements to the Demised Premises (including, without limitation, the theater's light system, sound system, curtains, riggings, staging, seating and concession gift/equipment) in good order and repair.

                  11. SURRENDER. Upon the termination of this Lease (whether by expiration or otherwise) the Tenant shall immediately surrender the Demised Premises in as good condition as it was in at the beginning of this Lease, reasonable use and wear and damages by the elements expected. If the Tenant fails to deliver the Demised Premises, Landlord shall have the right to retain as liquidated rental the security deposit. Landlord, by accepting such liquidated rental, shall not be deemed to waive any other right or privilege under this Lease, but rather such right shall be considered as in addition to and not in exclusion of such rights and privileges.

                  12. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no alterations, additions, or improvements of any nature to the Demised Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                  13. UTILITIES. Tenant shall be responsible for payment to the respective utility companies for all electric, telephone, water, sewer, and other utility service provided to the Demised Premises.

                  14. DEFAULT. If proceedings shall be commenced against the Tenant in any Court under the Bankruptcy Act or for the appointment of a trustee or receiver of the Tenant's property either before or after the commencement of the lease term or any extension thereof, or if there shall be a default of the payment of rent or any part thereof for more than ten (10) days after written notice of such default by the Landlord, or if there shall be default in the performance of any other covenant, agreement or conditions herein contained on the part of the Tenant for more than thirty (30) days after written notice of such default by the Landlord, this Lease (if the Landlord so elects), shall thereupon become null and void, and the Landlord shall have the right to re-enter or repossess the Demised Premises, either by force, summary proceedings, surrender, or otherwise and dispossess and move therefrom the Tenant or other occupants thereof, and their effects, without being liable for any prosecution therefor. In such case the Landlord may, at its option, re-let the Demised Premises or any part thereof, as the agent of the Tenant, and the Tenant shall pay the Landlord the difference between the rent hereby reserved and agreed to be paid by the Tenant for the portion of the term remaining at the time of re-entry or repossession and the amount, if any, received or to be received under such re-letting for such portion of the term.

                  In addition to any other remedies Landlord may have at law or equity or under this Lease, Tenant shall pay upon demand all Landlord's costs, expenses (including attorney's fees) in connection with the recovery of sums due under this Lease or because of any breach of the terms of this Lease by Tenant.

                  15. INSURANCE. Tenant shall keep the Demised Premises insured at its sole cost and expense against claim for personal injury or property damage under a single limit policy of general public liability insurance of at lease One Million and No/100 ($1,000,000.00) Dollars per person and Three Million and No/100 ($3,000,000.00) Dollars per occurrence. Such policy shall be issued by a financially responsible insurer licensed to do business in the State of South Carolina and shall name the Landlord as an additional insured. Tenant shall provide Landlord with a copy of said policy and all replacements thereto. Tenant shall be responsible for maintaining insurance on its own personal property.

                  Tenant shall at its own expense keep the building and contents located on the Demised Premises insured against loss or damage by fire with extended coverage endorsement in an amount not less than the full replacement value of the building and contents which policy shall name the Landlord as the insured.

                  16. CASUALTY. If the Demised Premises should be damaged during the term by fire or other insurable casualty to the extent of less than 35% of the replacement value of the Demised Premises, without the fault of Tenant, Landlord shall, subject to the provisions hereof and subject to the time that elapses due to adjustment of fire insurance, repaid and/or restore the same to substantially the condition it was in immediately prior to such damage or destruction, except as in this Article provided. All insurance proceeds received by Landlord

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pursuant to the provisions of this Lease shall be held in trust by the Landlord and applied to the payment of such restoration. Landlord's obligation under this Article shall in no event exceed the scope of the original construction and contents of the building. Tenant shall with due dispatch, replace or restore forthwith any trade fixtures, signs or other installations, theretofore installed by Tenant. Rent payable under this Lease shall be abated during the restoration period.

                  If the Demised premises are damaged by fire or other casualty to the extent of greater than 35% of the replacement value of the Demised Premises, Landlord shall repair and/or restore the Demised Premises in the same manner as set forth in the preceding paragraph only upon the condition that Tenant affirmatively exercises all of the options to extend the term of this Lease and no less than four (4) years are still remaining in the term. Otherwise, this Lease shall terminate upon the occurrence of such casualty and neither party shall have any further rights or obligations hereunder.

                  17. CONDEMNATION. If the whole of the Demised Premises, or such portion thereof as will make the leased property unsuitable for the purposes herein leased, are taken by condemnation or eminent domain, this Lease shall expire on the date when the Demised Premises shall be so taken, and the rent shall be apportioned as of that date.

                  18. ASSIGNMENT AND SUBLEASING. The Tenant may not sublet all or any portion of the Demised Premises or assign this Lease, except to a wholly owned subsidiary of Tenant with the prior written approval of Landlord which shall not be unreasonably withheld. Provided, however, no such assignment or sublet shall relieve Tenant of its obligations hereunder and Tenant shall along with such assignee or sublessee remain fully responsible for the performance hereof.

                  19. INDEMNIFICATION. Tenant shall defend, indemnify and hold Landlord harmless from and against any claim, loss, expense or damage to any person or property in or upon the Demised Premises, arising out of Tenant's use or occupancy of said premises or any act or neglect of Tenant or Tenant's servants, employees or agents, or any change, alteration or improvement made by Tenant in the Demised Premises.

                  20. COMPLIANCE WITH APPLICABLE LAWS. The Tenant, at its sole expense, shall comply with all laws, orders and regulations of any governmental authority and shall, at its own expense, obtain all required licenses or permits for the operation of its business.

                  21. LANDLORD'S RIGHT OF ENTRY. The Landlord and its representatives may, upon reasonable notice to Tenant, enter the Demised Premises, during normal business, for the purpose of inspecting the Demised Premises, performing any work the Landlord is to perform hereunder or elects to undertake because of Tenant's failure to do so, or for exhibiting the property to prospective purchasers, lessees, or mortgagees. Tenant shall have the right to provide an escort during such entries hereunder.

                  22. NOTICES. Any notice under this Lease must be in writing and must be sent by registered or certified mail to the last address of the party to whom the notice is to be given, as designated by such party in writing. The Landlord hereby designates its address as Great American Entertainment Company President's Office, 8901-A North Kings Highway, Myrtle Beach, South Carolina 29572. The Tenant hereby designates its address as John Stuart/Ben Pittman, Legends In Concert, 4625 West Nevso Drive, Suite 10, Las Vegas, Nevada 89103.

                  23. OPTION TO PURCHASE. At anytime within four (4) years from the date hereof, Tenant may purchase the Demised Premises for a consideration to be agreed upon with Landlord. The Tenant shall provide Landlord with notice of its election to purchase hereunder and if the parties cannot agree on the purchase price within thirty (30) days of such notice, the amount shall be determined by appraisal by an MAI Appraiser mutually selected by Landlord and Tenant. If the parties cannot agree on the selection of an MAI appraiser within ten (10) days, a referral shall be obtained from the Horry County Board of Realtors which shall be binding on both parties. The cost of the appraisal shall be shared equally between Landlord and Tenant. Closing shall occur within thirty
(30) days of the agreement by Landlord and Tenant on the purchase price or within thirty (30) days of the receipt of the appraisal from the MAI appraiser. The Landlord and Tenant each agree to be responsible for the payment of the respective closing cost customarily paid by the seller or by the buyer in a transaction of this nature in Horry County, South Carolina. Except for prepaid rent, there shall be no prorations since Tenant is responsible under the Lease for the payment of all portable items.

                  24. EXCLUSIVE LOCATION AND LANDLORD'S RIGHT OF FIRST REFUSAL. Tenant shall not lease another existing location within a fifty (50) mile radius of the Demised Premises within three (3) years from the date hereof. If Tenant desires to construct a new location within a fifty (50) mile radius of the Demised Premises within three (3) years from the date hereof, Landlord shall have the right of first refusal to construct the theater upon the same terms and conditions Tenant deems acceptable from a third party. Tenant shall have the option of being an equal partner with Landlord and shall advise Landlord of its election when presenting the acceptable proposal to Landlord. Landlord shall then have a period of thirty (30) days to accept or reject Tenant's proposal. If rejected, Tenant may proceed upon the same terms and conditions as rejected by Landlord.

                  25. GOVERNING LAW. This Lease shall be governed, construed and enforced in accordance with the laws of the State of South Carolina.

                  26. BINDING AGREEMENT. The covenants, terms, conditions, provisions and undertakings in this Lease or any extensions thereof, shall extend to and be binding on the heirs, executors, administrators, successors and assigns to the respective parties hereto, as if they were in every case named and expressed and shall be construed as covenants running with the land; and wherever reference is made to either of the parties hereto, it shall be held to include and apply also to the heirs, executors, administrators, successors and assigns of such party as if and in each and every case so expressed.

                  27. LANDLORD'S REMEDIES. The specified remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of this Lease.

                  28. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application of such term or provision to persons or circumstances other than those to which is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                  29. NO JOINT VENTURE. The parties have not created and do not intend to create by this Lease a joint venture or partnership relation between them.

                  30. SUBORDINATION TO MORTGAGES. This Lease is subject and subordinate at all times to the lien of existing and future mortgages on the Demises Premises. Although no instrument or act by Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, executed and deliver such further instruments subordinating this Lease to the lien of all such mortgages when required by the respective mortgagees.

                  31. JURISDICTION. Tenant submits to any court of competent jurisdiction in the state of South Carolina. Tenant agrees that any action concerning this Lease, whether initiated by Landlord, Tenant or any other party shall be tried only in a court of competent jurisdiction within the state of South Carolina and Tenant waives all objections to such venue. All matters arising hereunder shall be determined in accordance with the law and practice of such South Carolina Court. Tenant further agrees to comply with all requirements necessary to give such court in personam jurisdiction and agrees that service of process may be accomplished by, in addition to any other lawful means, certified mail, return receipt requested, to Tenant at Tenant's address set forth herein or any new address of which Landlord has been notified in writing.

                  32. ASSIGNMENT BY LANDLORD. Landlord reserves the right to sell, assign, or transfer this Lease. Upon any such sale, assignment, or transfer, other than merely as security, Tenant agrees to look solely to the assignee or transferee with respect to all matters in connection with this Lease and Landlord shall be released from any further obligations hereunder. If Tenant makes any security deposit by virtue of this Lease or otherwise, Landlord may transfer the deposit to the assignee or transferee and thereupon Landlord shall be discharged from any further liability in reference thereto.

                  IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease, this ____ day of __________________ 199_.


IN THE PRESENCE OF:                        Landlord:
                                           GREAT AMERICAN ENTERTAINMENT
                                           COMPANY


_____________________________              By:_______________________________

_____________________________              Its:_______________________________


                                           Tenant:

                                           LEGENDS IN CONCERT, INC.


____________________________               By:_______________________________

____________________________               Its:_______________________________

STATE OF NEVADA                     )
                                    )                         PROBATE
COUNTY OF CLARK                     )


PERSONALLY APPEARED BEFORE ME the undersigned witness, and made oath that s/he saw the within GREAT AMERICAN ENTERTAINMENT COMPANY, INC., by David J. Olive its President, sign, seal and as the Corporate act and deed deliver the within written Lease Agreement and the s/he with the other undersigned witness, witnessed the execution thereof.

                                           ___________________________________


SWORN to and subscribed before me
this ___ day of ______________, 199_.
_____________________________________
Notary Public for Nevada
My Commission Expires:______________

STATE OF NEVADA                     )
                                    )                         PROBATE
COUNTY OF CLARK                     )


PERSONALLY APPEARED BEFORE ME the undersigned witness, and made oath that s/he saw the within LEGENDS IN CONCERT, INC., by John Stuart its President, sign, seal and as the Corporate act and deed deliver the within written Lease Agreement and the s/he with the other undersigned witness, witnessed the execution thereof.

                                           ___________________________________


SWORN to and subscribed before me
this ___ day of ______________, 199_.
_____________________________________
Notary Public for Nevada
My Commission Expires:______________

                           ADDENDUM TO LEASE AGREEMENT

         THIS LEASE ADDENDUM is made and entered into this ____ day of ______________, 199_ by and between GREAT AMERICAN ENTERTAINMENT COMPANY, a Delaware corporation, hereinafter called the "Landlord" and LEGENDS IN CONCERT, INC., a Nevada corporation, hereinafter referred to as the "Tenant."

                                    RECITALS

         The parties have previously drafted a Lease Agreement for the use of a theater owned by the Landlord in Myrtle Beach, South Carolina.

         After further negotiations, the parties wish to amend and augment the terms contained in their draft of December 30, 1994 by entering into this agreement which shall be executed contemporaneously with the execution of the parties Lease Agreement.

         1. PREMISES. The description of the Premises shall be augmented by attaching to Exhibit "A" of the Lease an accurate scaled blueprint of the theater. The Landlord will mark on said blueprint those areas of the theater which it intends to maintain exclusive use and control over as provided for in subsections (1) and (2) of the Premises provision.

         The Landlord's non-exclusive use of the parking lot shall not materially effect or impact the Tenant's use of the theater or the ingress or egress of its guests or patrons to the Tenant's performances.

         2. SECURITY DEPOSIT. The Tenant will deposit with the Landlord as a security deposit the sum of EIGHTY SIX THOUSAND DOLLARS ($86,000), payable as follows:

FIFTY THOUSAND DOLLARS ($50,000) within five (5) days of the execution of this agreement with the balance to be paid on or before February 1, 1995.

         The Landlord shall maintain the Tenant's security deposit in an interest bearing account which shall pay interest of not less than that which the Tenant could receive by placing the sums in a six (6) month Certificate of Deposit, in a federally insured bank, in the Myrtle Beach, South Carolina area. The Tenant alone shall be entitled to the interest generated from the security deposit and shall be entitled to receive said interest at such dates and times as the financial institution, wherein the deposit is held, shall pay.

         In the event that the Landlord shall sell the property to a third party, the Landlord agrees to place the security deposit in an interest bearing escrow account to the benefit of the Tenant. The Landlord shall return to Tenant TEN THOUSAND DOLLARS ($10,000) of the security deposit each year on the anniversary date of this Lease Agreement. On the anniversary date of the eighth year, the Landlord hereby agrees to return the remaining balance of the security deposit to Tenant along with all returns and interest due upon said deposit.

         3. TERM. The term of this Lease shall begin on February 1, 1995 and shall end on December 31, 1995 (the initial term).

         5. RENT.

           (a) Initial Term. For the initial Term, rent in the amount of Two hundred Sixty-Eight Thousand ($268,000) Dollars.

         6. Ticket Sales.

           (a) The ticket commissions paid to the Landlord pursuant to paragraph 6(a) of the parties Lease Agreement shall be in effect for the initial term. Thereafter, in the event the Tenant exercises its option to extend the Term, the Tenant may negotiate the ticket commissions with the Landlord provided, however, that the Tenant will pay the Landlord no less than Three Dollars ($3.00) per ticket for tickets sold during the second term.

                           All tickets sold by the Landlord under the third or
                  fourth term extension shall be based solely upon the commission structure agreed upon by the parties during such term.

                           The Landlord shall make a reasonable effort to sell
                  Tenant's tickets and will advise and consult in the area of marketing and promotion of Tenant's shows.

         10. REPAIR, MAINTENANCE AND ASSESSMENT. The Landlord represents and warrants that the theater and all essential equipment in the theater including, but not limited to the theaters light system, sound system, curtains, riggings, staging, seating, concession and gift areas, fire safety systems and the like are in good working order and are at present fully operable and serviceable. The Landlord further represents and warrants that to the best of his knowledge there are no latent defects with the theater building or its equipment which would materially impair the Tenant's ability to open and operate his theatrical production.

         13. UTILITIES. In order to prevent the Tenant from being required to post a new or additional security deposit, the Landlord hereby agrees to allow the Tenant the use of the Landlord's security deposit that Landlord has previously deposited with the utility company that provides the electrical service to the Demised Premises The Tenant hereby expressly acknowledges that it has no financial interest in said security deposit and that upon termination of this Lease, for any reason, the security deposit is and shall remain exclusively to the benefit of the Landlord.

         14. DEFAULT. In the event of a re-entry and repossession of the premises by the Landlord following a default, the Landlord agrees that it will not rent the theater at substantially below current market values and that it will use its good faith best efforts to Lease the theater at its full fair market value or at the rate of rent anticipated by the Lease agreement, whichever is greater.

         19. INDEMNIFICATION. The Landlord shall de-fend, indemnify and hold Tenant harmless from and against any claim, loss, expense or damage to any person or property in or upon the Demised premises arising out of a 'Latent defect in the building or permanent equipment of the building or any act of negligence of the Landlord or the Landlord's servants, employees or agents.

         21. LANDLORD'S RIGHT OF ENTRY. The Landlord and its representatives shall provide the Tenant with reasonable notice of its wish to enter the building, and in any event, not less than two (2) hours notice. Moreover, the Landlord agrees that said entry shall not be made within an hour of or during any theatrical performance.

         23. OPTION TO PURCHASE. In addition of the option to purchase the building, the Landlord hereby grants to the Tenant a right of first refusal to acquire the building in the event that Landlord should solicit or receive a purchase money offer from any third party. In the event that the Landlord receives such an offer, the Landlord will communicate such offer to the Tenant from the full written terms of the said offer. Thereafter, the Tenant shall have thirty (30) days to communicate to the Landlord his willingness to purchase the building on the same terms and conditions as has been offered by any third party purchaser. The Tenant's right of first refusal shall not be operative in the event that the Landlord is selling his entire business operation, including shows and other theatrical facilities.

         24. EXCLUSIVE RIGHT AND LANDLORD'S RIGHT OF FIRST REFUSAL.

         The Tenant shall not lease another location for the purposes of operating a "Legends in Concert" production within a fifty (50) mile radius of the Demised Premises within three (3) years from the date hereof. However, the Tenant may lease a facility for purposes of operating another performance provided, however, that the Landlord shall have a right of first refusal to rent equivalent space to the Tenant, on equivalent terms, should the Tenant find another facility in which it wishes to stage another production. The Landlord shall then have a period of thirty (30) days to accept or match the Tenant's proposed lease arrangement with another theater to house a non-"Legends in Concert" production.

         31. JURISDICTION. The parties agree that in any dispute arising under the parties agreement, save and except a Landlord and Tenant dispute wherein the Tenant is a holdover tenant, shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association at a neutral forum, as the parties may agree, outside the states of South Carolina and Nevada. A Landlord and Tenant dispute arising as a result of the Tenant's holding over of the premises may be resolved by any court of competent jurisdiction in the state of South Carolina.

         33. NON-PIRACY/NON-COMPETITION. During the term of this agreement, the parties agree that they shall neither solicit or attempt to solicit or employ technical personnel or talent that is currently employed, or have been employed by the other party within the last five (5) years. This covenant shall survive the term of this agreement for a period of two (2) years.

         34. CONTRACT CONSTRUCTION. For purposes of construction, the parties agree that the Lease Agreement and Addendum should be read together and to the extent that any term or condition of the Lease Agreement is in conflict with the term or condition of this Addendum, the terms and conditions of this Addendum shall take priority and the contradictory term or condition of the Lease Agreement shall be rendered null and void and will have no practical effect and/or purpose.

                  IN WITNESS WHEREOF, the Landlord and Tenant have executed this Addendum, this ____ day of _____________, 199_.


IN THE PRESENCE OF:                           Landlord:
                                              GREAT AMERICAN ENTERTAINMENT
                                              COMPANY


_____________________________                 By:_______________________________

_____________________________                 Capacity:_________________________


                                              Tenant:

                                              LEGENDS IN CONCERT, INC.


____________________________                  By:_______________________________

____________________________                  Capacity:_________________________


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